Exhibit 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

UNDER OPTIUM CORPORATION
2006 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the Optium Corporation 2006 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Optium Corporation (the “Company”) hereby grants to the Optionee named in the applicable Grant Notice an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Stock”) specified in the Grant Notice at the Option Exercise Price per Share specified in the applicable Grant Notice subject to the terms and conditions set forth herein and in the Plan.  This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.             Exercisability Schedule.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Committee (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the number of Option Shares indicated as vested Option Shares on the dates as set forth on the applicable Grant Notice.  Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date set forth in the applicable Grant Notice, subject to the provisions hereof and of the Plan.

2.             Manner of Exercise.

(a)           The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Committee of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Committee; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above.  The Optionee may also exercise pursuant to a paperless method if the Company establishes, for itself or using the services of a third party, an automated system, such as a system using an internet website or interactive voice response.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)           The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)           The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d)           Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.             Termination as Director. If the Optionee ceases to be a Director of the Company, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)           Termination by Reason of Death.  If the Optionee ceases to be a Director by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised by his or her legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)           Other Termination.  If the Optionee ceases to be a Director for any reason other than the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised for a period of ninety days from the date of termination or until the Expiration Date, if earlier.

4.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.             Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.             No Obligation to Continue as a Director.  Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance as a Director.

7.             Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

8.             Amendment.  Pursuant to Section 16 of the Plan, the Committee may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken that adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.